Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated February 10, 2009)
August 7, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: August 31, 2009

•	Initial valuation date: August 26, 2009

•	Final valuation date: August 25, 2010

•	Maturity date: August 30, 2010

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA—by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Apple Inc.	TBD	FWP-8	AAPL	TBD	9.00%	75.00%	TBD	TBD	TBD	TBD	E-3512	06739JRF2/ US06739JRF20
Barrick Gold Corporation	TBD	FWP-10	ABX	TBD	10.50%	75.00%	TBD	TBD	TBD	TBD	E-3513	06739JRG0/ US06739JRG03
Comcast Corporation	TBD	FWP-12	CMCSA	TBD	9.25%	75.00%	TBD	TBD	TBD	TBD	E-3514	06739JRH8/ US06739JRH85
Diamond Offshore Drilling, Inc.	TBD	FWP-14	DO	TBD	9.00%	75.00%	TBD	TBD	TBD	TBD	E-3515	06739JRJ4/ US06739JRJ42
eBay Inc.	TBD	FWP-16	EBAY	TBD	9.00%	75.00%	TBD	TBD	TBD	TBD	E-3516	06739JRK1/ US06739JRK15
JPMorgan Chase & Co.	TBD	FWP-18	JPM	TBD	9.00%	75.00%	TBD	TBD	TBD	TBD	E-3517	06739JRL9/ US06739JRL97
Lowe’s Companies, Inc.	TBD	FWP-20	LOW	TBD	9.00%	75.00%	TBD	TBD	TBD	TBD	E-3518	06739JRM7/ US06739JRM70
Monsanto Company	TBD	FWP-22	MON	TBD	9.00%	75.00%	TBD	TBD	TBD	TBD	E-3519	06739JRN5/ US06739JRN53
Merck & Co., Inc.	TBD	FWP-24	MRK	TBD	9.00%	80.00%	TBD	TBD	TBD	TBD	E-3520	06739JRP0/ US06739JRP02
Target Corporation	TBD	FWP-26	TGT	TBD	9.00%	75.00%	TBD	TBD	TBD	TBD	E-3521	06739JRQ8/ US06739JRQ84
Union Pacific Corporation	TBD	FWP-28	UNP	TBD	8.25%	75.00%	TBD	TBD	TBD	TBD	E-3522	06739JRR6/ US06739JRR67
U.S. Bancorp	TBD	FWP-30	USB	TBD	9.00%	75.00%	TBD	TBD	TBD	TBD	E-3523	06739JRS4/ US06739JRS41

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, this pricing supplement and any free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital Inc., 200 Park Avenue—Attn: US InvSol Support, New York, NY 10166.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Barclays Wealth, the wealth management division of Barclays Capital Inc., may sell the Notes to certain of its customers and may receive compensation from Barclays Bank PLC in this capacity, which may create a potential conflict of interest. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity in connection with your purchase of the Notes—Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Notes to certain of its clients. In doing so, Barclays Wealth will be acting as agent for Barclays Bank PLC and may receive compensation from Barclays Bank PLC in the form of

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discounts and commissions. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the Notes to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity with respect to any purchase of Notes by you. Barclays Wealth is acting solely as agent for Barclays Bank PLC. If you are considering whether to invest in the Notes through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

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Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

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It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

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In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers.

At the end of fiscal 2008, the Company had opened a total of 247 retail stores, including 205 stores in the U.S. and a total of 42 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
August 5, 2009*	$167.38	$134.42	$165.11

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $165.11

Protection level: 75.00%

Protection price: $123.83

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.056568

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

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Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-8

Barrick Gold Corporation

According to publicly available information, Barrick Gold Corporation (the “Company”) is a gold mining company. The Company is governed by the Business Corporations Act (Ontario) resulting from the amalgamation, effective July 14, 1984 under the laws of the Province of Ontario, of Camflo Mines Limited, Bob-Clare Investments Limited and the former Barrick Resources Corporation.

The Company entered the gold mining business in 1983 and has operating mines or projects in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Peru, Chile, Argentina, Pakistan, Russia, South Africa and Tanzania. The Company’s principal products and sources of earnings are gold and copper.

Through a combination of acquisitions and its exploration program, the Company has a project pipeline consisting of ten projects at varying stages of development. The successful development of the Company’s projects is expected to have a significant impact the Company’s future operations. Reflecting higher activity at its Reko Diq, Kabanga, Sedibelo, Cerro Casale and Kainantu projects, the Company expects its 2009 project and development expenses to increase from 2008.

In 2006, Barrick completed the acquisition of Placer Dome, which included twelve mines and four projects. In connection with the acquisition of Placer Dome, Barrick completed the sale to Goldcorp Inc. of all of Placer Dome’s Canadian properties and operations, including all historic mining, reclamation and exploration properties, Placer Dome’s interest in the La Coipa mine in Chile, and a 40% interest in the Pueblo Viejo project. Barrick sold its interest in the South Deep mine, acquired in connection with the Placer Dome acquisition, in late 2006. In 2007, Barrick expanded its projects through the acquisition of a 51% interest in the Cerro Casale copper-gold deposit in Chile, and a package of exploration licenses in Papua New Guinea from Highlands Pacific. Barrick increased its interest in the Porgera mine from 75% to 95%. In 2008, Barrick increased its ownership in the Cortez property from 60% to 100%. In 2008, Barrick acquired all of the issued and outstanding shares of Cadence Energy Inc. including the oil and gas assets at Sturgeon Lake, Alberta from Daylight Resources Trust. The Cadence Energy Inc. and Daylight Resources Trust acquisitions together comprise Barrick Energy Inc. (formerly Cadence Energy Inc.) (“Barrick Energy”). In January 2009, Barrick entered into an agreement to acquire an additional 50% interest in the Hemlo property from Teck Cominco Limited in order to consolidate Barrick’s 100% ownership of the Hemlo property.

The Company’s head and registered office is located at Brookfield Place, TD Canada Trust Tower, 161 Bay Street, Suite 3700, Toronto, Ontario, M5J 2S1.

The linked share’s SEC file number is 001-9059.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$21.13	$16.67	$18.83
December 31, 2003	$23.15	$18.35	$22.71
March 31, 2004	$23.89	$19.15	$23.78
June 30, 2004	$24.15	$18.07	$19.75
September 30, 2004	$21.15	$18.14	$21.04
December 31, 2004	$25.52	$20.17	$24.22
March 31, 2005	$26.32	$21.27	$23.96
June 30, 2005	$25.90	$21.09	$25.03
September 30, 2005	$29.95	$23.35	$29.05
December 30, 2005	$29.12	$24.58	$27.87
March 31, 2006	$32.14	$25.13	$27.24
June 30, 2006	$35.93	$26.70	$29.60
September 29, 2006	$34.47	$27.61	$30.72
December 29, 2006	$31.63	$27.64	$30.70
March 30, 2007	$32.56	$26.94	$28.55
June 29, 2007	$31.48	$27.71	$29.07
September 28, 2007	$41.13	$28.94	$40.28
December 31, 2007	$47.71	$37.05	$42.05
March 31, 2008	$54.74	$41.54	$43.45
June 30, 2008	$46.20	$37.00	$45.50
September 30, 2008	$52.47	$26.03	$36.74
December 31, 2008	$39.23	$17.95	$36.77
March 31, 2009	$40.90	$25.54	$32.42
June 30, 2009	$38.96	$27.09	$33.55
August 5, 2009*	$36.67	$30.67	$36.03

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ABX

Initial price: $36.03

Protection level: 75.00%

Protection price: $27.02

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.754649

Coupon: 10.50% per annum

Maturity: August 30, 2010

Dividend yield: 1.12% per annum

Coupon amount monthly: $8.75

FWP-9

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.50%		101.12%
+ 90%	10.50%		91.12%
+ 80%	10.50%		81.12%
+ 70%	10.50%		71.12%
+ 60%	10.50%		61.12%
+ 50%	10.50%		51.12%
+ 40%	10.50%		41.12%
+ 30%	10.50%		31.12%
+ 20%	10.50%		21.12%
+ 10%	10.50%		11.12%
+ 5%	10.50%		6.12%

0%	10.50%		1.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	-3.88%
- 10%	10.50%	0.50%	-8.88%
- 20%	10.50%	-9.50%	-18.88%
- 30%	N/A	-19.50%	-28.88%
- 40%	N/A	-29.50%	-38.88%
- 50%	N/A	-39.50%	-48.88%
- 60%	N/A	-49.50%	-58.88%
- 70%	N/A	-59.50%	-68.88%
- 80%	N/A	-69.50%	-78.88%
- 90%	N/A	-79.50%	-88.88%
- 100%	N/A	-89.50%	-98.88%

FWP-10

Comcast Corporation

According to publicly available information, Comcast Corporation (the “Company”) is the largest cable operator in the United States and offers a variety of consumer entertainment and communication products and services. As of December 31, 2007, the Company’s cable systems served approximately 24.1 million video subscribers, 13.2 million high-speed Internet subscribers and 4.6 million phone subscribers and passed approximately 48.5 million homes in 39 states and the District of Columbia. The Company was incorporated under the laws of Pennsylvania in December 2001. Through the Company’s predecessors (including its immediate predecessor, Comcast Holdings), it has developed, managed and operated cable systems since 1963.

The Company classifies its operations in two reportable segments: Cable and Programming. The Company’s Cable segment, which generates approximately 95% of its consolidated revenues, manages and operates its cable systems, including video, high-speed Internet and phone services, as well as the Company’s regional sports and news networks.

The Company’s Programming segment consists of its six consolidated national programming networks: E!, Style, The Golf Channel, VERSUS (formerly known as OLN) and G4.

The linked share’s SEC file number is: 001-32871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$22.43	$18.79	$20.59
December 31, 2003	$22.75	$20.28	$21.91
March 31, 2004	$24.33	$18.51	$19.16
June 30, 2004	$21.10	$17.82	$18.69
September 30, 2004	$19.28	$17.50	$18.83
December 31, 2004	$22.22	$18.44	$22.19
March 31, 2005	$23.00	$20.69	$22.52
June 30, 2005	$22.69	$20.37	$20.47
September 30, 2005	$21.54	$19.09	$19.59
December 30, 2005	$19.56	$17.20	$17.31
March 31, 2006	$18.97	$16.90	$17.44
June 30, 2006	$22.37	$17.47	$21.83
September 29, 2006	$24.77	$20.67	$24.57
December 29, 2006	$28.94	$24.17	$28.22
March 30, 2007	$30.18	$24.73	$25.95
June 29, 2007	$28.84	$25.60	$28.12
September 28, 2007	$29.41	$23.08	$24.18
December 31, 2007	$24.39	$17.37	$18.26
March 31, 2008	$20.69	$16.11	$19.34
June 30, 2008	$22.86	$18.48	$18.97
September 30, 2008	$22.54	$17.88	$19.63
December 31, 2008	$19.61	$12.50	$16.88
March 31, 2009	$18.10	$11.10	$13.64
June 30, 2009	$17.06	$13.18	$14.49
August 5, 2009*	$15.68	$13.04	$15.06

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMCSA

Initial price: $15.06

Protection level: 75.00%

Protection price: $11.30

Physical delivery amount: 66($1,000/Initial price)

Fractional shares: 0.401062

Coupon: 9.25% per annum

Maturity: August 30, 2010

Dividend yield: 1.73% per annum

Coupon amount monthly: $7.71

FWP-11

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.73%
+ 90%	9.25%		91.73%
+ 80%	9.25%		81.73%
+ 70%	9.25%		71.73%
+ 60%	9.25%		61.73%
+ 50%	9.25%		51.73%
+ 40%	9.25%		41.73%
+ 30%	9.25%		31.73%
+ 20%	9.25%		21.73%
+ 10%	9.25%		11.73%
+ 5%	9.25%		6.73%

0%	9.25%		1.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	- 3.27%
- 10%	9.25%	-0.75%	- 8.27%
- 20%	9.25%	-10.75%	-18.27%
- 30%	N/A	-20.75%	-28.27%
- 40%	N/A	-30.75%	-38.27%
- 50%	N/A	-40.75%	-48.27%
- 60%	N/A	-50.75%	-58.27%
- 70%	N/A	-60.75%	-68.27%
- 80%	N/A	-70.75%	-78.27%
- 90%	N/A	-80.75%	-88.27%
- 100%	N/A	-90.75%	-98.27%

FWP-12

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$17.62	$14.89	$15.53
December 31, 2003	$17.00	$13.87	$16.67
March 31, 2004	$21.83	$16.26	$19.67
June 30, 2004	$20.19	$17.24	$19.37
September 30, 2004	$26.87	$18.43	$26.82
December 31, 2004	$32.90	$25.51	$32.56
March 31, 2005	$42.61	$30.82	$40.57
June 30, 2005	$46.67	$32.25	$43.44
September 30, 2005	$50.85	$41.75	$49.80
December 30, 2005	$58.51	$41.17	$56.55
March 31, 2006	$75.53	$56.95	$74.07
June 30, 2006	$81.02	$59.75	$69.46
September 29, 2006	$71.26	$55.14	$59.89
December 29, 2006	$70.36	$51.53	$66.16
March 30, 2007	$72.75	$60.87	$70.29
June 29, 2007	$93.16	$70.01	$88.19
September 28, 2007	$100.51	$74.73	$98.37
December 31, 2007	$131.12	$90.78	$124.71
March 31, 2008	$125.04	$90.40	$103.42
June 30, 2008	$132.52	$100.67	$124.85
September 30, 2008	$128.54	$86.32	$93.47
December 31, 2008	$93.22	$50.56	$54.66
March 31, 2009	$68.25	$50.27	$60.01
June 30, 2009	$92.10	$58.47	$81.33
August 5, 2009*	$92.98	$72.89	$90.33

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $90.33

Protection level: 75.00%

Protection price: $67.75

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.070519

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 8.93% per annum

Coupon amount monthly: $7.50

FWP-13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		108.93%
+ 90%	9.00%		98.93%
+ 80%	9.00%		88.93%
+ 70%	9.00%		78.93%
+ 60%	9.00%		68.93%
+ 50%	9.00%		58.93%
+ 40%	9.00%		48.93%
+ 30%	9.00%		38.93%
+ 20%	9.00%		28.93%
+ 10%	9.00%		18.93%
+ 5%	9.00%		13.93%

0%	9.00%		8.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	3.93%
- 10%	9.00%	-1.00%	-1.07%
- 20%	9.00%	-11.00%	-11.07%
- 30%	N/A	-21.00%	-21.07%
- 40%	N/A	-31.00%	-31.07%
- 50%	N/A	-41.00%	-41.07%
- 60%	N/A	-51.00%	-51.07%
- 70%	N/A	-61.00%	-61.07%
- 80%	N/A	-71.00%	-71.07%
- 90%	N/A	-81.00%	-81.07%
- 100%	N/A	-91.00%	-91.07%

FWP-14

eBay Inc.

According to publicly available information, eBay Inc. (the “Company”) was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, the Company reincorporated in Delaware and in September 1998 it completed the initial public offering of the Company’s common stock.

The Company’s purpose is to pioneer new communities around the world built on commerce, sustained by trust and inspired by opportunity. To achieve this purpose, the Company operates three primary business segments: Marketplaces, Payments and Communications. The Company provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses.

The linked share’s SEC file number is 000-24821.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$29.47	$24.94	$26.76
December 31, 2003	$32.40	$25.32	$32.30
March 31, 2004	$36.02	$31.30	$34.67
June 30, 2004	$47.06	$34.53	$45.98
September 30, 2004	$47.95	$35.93	$45.97
December 31, 2004	$59.21	$45.22	$58.14
March 31, 2005	$58.89	$35.00	$37.26
June 30, 2005	$40.94	$30.80	$33.01
September 30, 2005	$44.98	$32.75	$41.20
December 30, 2005	$47.60	$37.22	$43.25
March 31, 2006	$47.86	$36.93	$39.06
June 30, 2006	$40.82	$28.20	$29.29
September 29, 2006	$29.48	$22.83	$28.36
December 29, 2006	$33.99	$27.00	$30.07
March 30, 2007	$34.34	$28.60	$33.15
June 29, 2007	$35.41	$30.41	$32.18
September 28, 2007	$39.49	$31.87	$39.02
December 31, 2007	$40.73	$30.95	$33.19
March 31, 2008	$33.51	$25.33	$29.84
June 30, 2008	$33.47	$26.89	$27.33
September 30, 2008	$29.13	$19.95	$22.38
December 31, 2008	$22.23	$10.91	$13.96
March 31, 2009	$15.48	$9.91	$12.56
June 30, 2009	$18.39	$12.28	$17.13
August 5, 2009*	$22.22	$15.78	$21.61

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EBAY

Initial price: $21.61

Protection level: 75.00%

Protection price: $16.21

Physical delivery amount: 46($1,000/Initial price)

Fractional shares: 0.274873

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

FWP-15

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

FWP-16

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $2.2 trillion in assets, $166.9 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
August 5, 2009*	$42.20	$31.59	$41.78

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $41.78

Protection level: 75.00%

Protection price: $31.34

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.934897

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 2.11% per annum

Coupon amount monthly: $7.50

FWP-17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.11%
+ 90%	9.00%		92.11%
+ 80%	9.00%		82.11%
+ 70%	9.00%		72.11%
+ 60%	9.00%		62.11%
+ 50%	9.00%		52.11%
+ 40%	9.00%		42.11%
+ 30%	9.00%		32.11%
+ 20%	9.00%		22.11%
+ 10%	9.00%		12.11%
+ 5%	9.00%		7.11%

0%	9.00%		2.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.89%
- 10%	9.00%	-1.00%	-7.89%
- 20%	9.00%	-11.00%	-17.89%
- 30%	N/A	-21.00%	-27.89%
- 40%	N/A	-31.00%	-37.89%
- 50%	N/A	-41.00%	-47.89%
- 60%	N/A	-51.00%	-57.89%
- 70%	N/A	-61.00%	-67.89%
- 80%	N/A	-71.00%	-77.89%
- 90%	N/A	-81.00%	-87.89%
- 100%	N/A	-91.00%	-97.89%

FWP-18

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 1, 2008, the Company operated 1,638 stores in 50 states and 11 stores located in Canada, totalling 1,649 stores.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$27.95	$20.90	$25.95
December 31, 2003	$30.21	$26.00	$27.69
March 31, 2004	$29.32	$25.38	$28.06
June 30, 2004	$28.12	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 28, 2007	$32.53	$25.98	$28.02
December 31, 2007	$29.98	$21.76	$22.62
March 31, 2008	$26.87	$19.94	$22.94
June 30, 2008	$27.18	$20.52	$20.75
September 30, 2008	$28.48	$18.00	$23.69
December 31, 2008	$23.73	$15.76	$21.52
March 31, 2009	$23.14	$13.12	$18.25
June 30, 2009	$22.08	$17.65	$19.41
August 5, 2009*	$22.94	$18.43	$22.47

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $22.47

Protection level: 75.00%

Protection price: $16.85

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.503783

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 1.52% per annum

Coupon amount monthly: $7.50

FWP-19

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.52%
+ 90%	9.00%		91.52%
+ 80%	9.00%		81.52%
+ 70%	9.00%		71.52%
+ 60%	9.00%		61.52%
+ 50%	9.00%		51.52%
+ 40%	9.00%		41.52%
+ 30%	9.00%		31.52%
+ 20%	9.00%		21.52%
+ 10%	9.00%		11.52%
+ 5%	9.00%		6.52%

0%	9.00%		1.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.48%
- 10%	9.00%	-1.00%	-8.48%
- 20%	9.00%	-11.00%	-18.48%
- 30%	N/A	-21.00%	-28.48%
- 40%	N/A	-31.00%	-38.48%
- 50%	N/A	-41.00%	-48.48%
- 60%	N/A	-51.00%	-58.48%
- 70%	N/A	-61.00%	-68.48%
- 80%	N/A	-71.00%	-78.48%
- 90%	N/A	-81.00%	-88.48%
- 100%	N/A	-91.00%	-98.48%

FWP-20

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Deltapine, Seminis, and De Ruiter and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 28, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
September 30, 2008	$126.90	$92.74	$98.98
December 31, 2008	$100.69	$63.47	$70.35
March 31, 2009	$87.92	$69.63	$83.10
June 30, 2009	$93.35	$73.57	$74.34
August 5, 2009*	$87.27	$70.09	$84.53

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $84.53

Protection level: 75.00%

Protection price: $63.40

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.830119

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 1.20% per annum

Coupon amount monthly: $7.50

FWP-21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.20%
+ 90%	9.00%		91.20%
+ 80%	9.00%		81.20%
+ 70%	9.00%		71.20%
+ 60%	9.00%		61.20%
+ 50%	9.00%		51.20%
+ 40%	9.00%		41.20%
+ 30%	9.00%		31.20%
+ 20%	9.00%		21.20%
+ 10%	9.00%		11.20%
+ 5%	9.00%		6.20%

0%	9.00%		1.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.80%
- 10%	9.00%	-1.00%	-8.80%
- 20%	9.00%	-11.00%	-18.80%
- 30%	N/A	-21.00%	-28.80%
- 40%	N/A	-31.00%	-38.80%
- 50%	N/A	-41.00%	-48.80%
- 60%	N/A	-51.00%	-58.80%
- 70%	N/A	-61.00%	-68.80%
- 80%	N/A	-71.00%	-78.80%
- 90%	N/A	-81.00%	-88.80%
- 100%	N/A	-91.00%	-98.80%

FWP-22

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 28, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
March 31, 2008	$61.18	$36.84	$37.95
June 30, 2008	$42.24	$34.49	$37.69
September 30, 2008	$38.90	$30.34	$31.56
December 31, 2008	$32.44	$22.82	$30.40
March 31, 2009	$31.64	$20.10	$26.75
June 30, 2009	$28.05	$22.33	$27.96
August 5, 2009*	$31.18	$26.13	$29.61

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $29.61

Protection level: 80.00%

Protection price: $23.69

Physical delivery amount: 33($1,000/Initial price)

Fractional shares: 0.772374

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 5.18% per annum

Coupon amount monthly: $7.50

FWP-23

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		105.18%
+ 90%	9.00%		95.18%
+ 80%	9.00%		85.18%
+ 70%	9.00%		75.18%
+ 60%	9.00%		65.18%
+ 50%	9.00%		55.18%
+ 40%	9.00%		45.18%
+ 30%	9.00%		35.18%
+ 20%	9.00%		25.18%
+ 10%	9.00%		15.18%
+ 5%	9.00%		10.18%

0%	9.00%		5.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	0.18%
- 10%	9.00%	-1.00%	-4.82%
- 20%	9.00%	-11.00%	-14.82%
- 30%	N/A	-21.00%	-24.82%
- 40%	N/A	-31.00%	-34.82%
- 50%	N/A	-41.00%	-44.82%
- 60%	N/A	-51.00%	-54.82%
- 70%	N/A	-61.00%	-64.82%
- 80%	N/A	-71.00%	-74.82%
- 90%	N/A	-81.00%	-84.82%
- 100%	N/A	-91.00%	-94.82%

FWP-24

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona® , ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®. The Company also offers a branded proprietary credit card and debit card products (REDcards).

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 28, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
June 30, 2008	$55.71	$46.34	$46.49
September 30, 2008	$59.22	$42.34	$49.05
December 31, 2008	$48.75	$25.60	$34.53
March 31, 2009	$38.60	$25.00	$34.39
June 30, 2009	$44.90	$33.30	$39.47
August 5, 2009*	$44.44	$36.36	$41.81

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $41.81

Protection level: 75.00%

Protection price: $31.36

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.917723

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 1.53% per annum

Coupon amount monthly: $7.50

FWP-25

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.53%
+ 90%	9.00%		91.53%
+ 80%	9.00%		81.53%
+ 70%	9.00%		71.53%
+ 60%	9.00%		61.53%
+ 50%	9.00%		51.53%
+ 40%	9.00%		41.53%
+ 30%	9.00%		31.53%
+ 20%	9.00%		21.53%
+ 10%	9.00%		11.53%
+ 5%	9.00%		6.53%

0%	9.00%		1.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.47%
- 10%	9.00%	-1.00%	-8.47%
- 20%	9.00%	-11.00%	-18.47%
- 30%	N/A	-21.00%	-28.47%
- 40%	N/A	-31.00%	-38.47%
- 50%	N/A	-41.00%	-48.47%
- 60%	N/A	-51.00%	-58.47%
- 70%	N/A	-61.00%	-68.47%
- 80%	N/A	-71.00%	-78.47%
- 90%	N/A	-81.00%	-88.47%
- 100%	N/A	-91.00%	-98.47%

FWP-26

Union Pacific Corporation

According to publicly available information, Union Pacific Corporation (the “Company”) owns one of America’s transportation companies. Its principal operating company, Union Pacific Railroad Company, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific Railroad Company’s diversified business mix includes agricultural products, automotive, chemicals, energy, industrial products, and intermodal. It offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific Railroad Company connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

The Company was incorporated in Utah in 1969 and maintains its principal executive offices at 1400 Douglas Street, Omaha, NE 68179.

The linked share’s SEC file number is 001-06075.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$30.95	$28.58	$29.09
December 31, 2003	$34.75	$28.90	$34.74
March 31, 2004	$34.78	$29.69	$29.91
June 30, 2004	$30.24	$27.83	$29.73
September 30, 2004	$29.79	$27.40	$29.30
December 31, 2004	$33.84	$29.34	$33.63
March 31, 2005	$35.05	$29.10	$34.85
June 30, 2005	$35.10	$30.43	$32.40
September 30, 2005	$36.10	$31.76	$35.85
December 30, 2005	$40.63	$33.45	$40.26
March 31, 2006	$46.87	$38.81	$46.68
June 30, 2006	$48.75	$41.92	$46.48
September 29, 2006	$46.48	$39.33	$44.00
December 29, 2006	$48.08	$43.14	$46.01
March 30, 2007	$52.92	$44.79	$50.78
June 29, 2007	$61.40	$50.21	$57.58
September 28, 2007	$64.66	$49.71	$56.53
December 31, 2007	$68.37	$55.04	$62.81
March 31, 2008	$65.00	$53.42	$62.69
June 30, 2008	$82.61	$62.99	$75.50
September 30, 2008	$85.79	$67.34	$71.16
December 31, 2008	$71.78	$41.84	$47.80
March 31, 2009	$54.66	$33.29	$41.11
June 30, 2009	$55.44	$39.82	$52.06
August 5, 2009*	$62.19	$47.48	$59.26

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UNP

Initial price: $59.26

Protection level: 75.00%

Protection price: $44.45

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.874789

Coupon: 8.25% per annum

Maturity: August 30, 2010

Dividend yield: 1.82% per annum

Coupon amount monthly: $6.88

FWP-27

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		101.82%
+ 90%	8.25%		91.82%
+ 80%	8.25%		81.82%
+ 70%	8.25%		71.82%
+ 60%	8.25%		61.82%
+ 50%	8.25%		51.82%
+ 40%	8.25%		41.82%
+ 30%	8.25%		31.82%
+ 20%	8.25%		21.82%
+ 10%	8.25%		11.82%
+ 5%	8.25%		6.82%

0%	8.25%		1.82%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-3.18%
- 10%	8.25%	-1.75%	-8.18%
- 20%	8.25%	-11.75%	-18.18%
- 30%	N/A	-21.75%	-28.18%
- 40%	N/A	-31.75%	-38.18%
- 50%	N/A	-41.75%	-48.18%
- 60%	N/A	-51.75%	-58.18%
- 70%	N/A	-61.75%	-68.18%
- 80%	N/A	-71.75%	-78.18%
- 90%	N/A	-81.75%	-88.18%
- 100%	N/A	-91.75%	-98.18%

FWP-28

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. The Company provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries range in size from $39 million to $139 billion in deposits and provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions.

On a full-time equivalent basis, as of December 31, 2007 the Company employed 52,277 people.

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$25.45	$22.83	$23.66
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
June 30, 2009	$21.79	$13.92	$17.92
August 5, 2009*	$22.89	$16.11	$22.79

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 5, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $22.79

Protection level: 75.00%

Protection price: $17.09

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.878894

Coupon: 9.00% per annum

Maturity: August 30, 2010

Dividend yield: 4.24% per annum

Coupon amount monthly: $7.50

FWP-29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		104.24%
+ 90%	9.00%		94.24%
+ 80%	9.00%		84.24%
+ 70%	9.00%		74.24%
+ 60%	9.00%		64.24%
+ 50%	9.00%		54.24%
+ 40%	9.00%		44.24%
+ 30%	9.00%		34.24%
+ 20%	9.00%		24.24%
+ 10%	9.00%		14.24%
+ 5%	9.00%		9.24%

0%	9.00%		4.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-0.76%
- 10%	9.00%	-1.00%	-5.76%
- 20%	9.00%	-11.00%	-15.76%
- 30%	N/A	-21.00%	-25.76%
- 40%	N/A	-31.00%	-35.76%
- 50%	N/A	-41.00%	-45.76%
- 60%	N/A	-51.00%	-55.76%
- 70%	N/A	-61.00%	-65.76%
- 80%	N/A	-71.00%	-75.76%
- 90%	N/A	-81.00%	-85.76%
- 100%	N/A	-91.00%	-95.76%

FWP-30